UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2025

TD SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 668-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, TD SYNNEX Corporation (the “Company”) issued a press release announcing that the Board of Directors (the “Board”) of the Company has appointed David Jordan as the Executive Vice President and Chief Financial Officer of the Company. In this role, he is replacing Marshall Witt, who notified the Company of his resignation to assume a new role outside the organization on September 29, 2025. Mr. Witt’s departure from the Company was not caused by any dispute or disagreement with the Company, the Board or with respect to any matter relating to the Company’s operations, policies, or practices. Mr. Witt will remain employed by the Company as a non-executive employee until October 17, 2025.

Mr. Jordan, age 38, will be responsible for all aspects of the Company’s financial management. He previously served as the Company’s Senior Vice President, Chief Financial Officer, Americas since 2021, and Head of Investor Relations since 2024. Mr. Jordan joined the Company in 2014 and has held a variety of senior finance roles across the organization.

In connection with Mr. Jordan’s appointment, the Mr. Jordan’s base salary will be increased to $650,000 and Mr. Jordan will be eligible to receive an annual cash incentive bonus targeted at 100% of his base salary with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee of the Board. In addition, Mr. Jordan will be granted restricted stock awards and performance based restricted stock awards with a fair market value of approximately $900,000, and $600,000, respectively. The restricted stock awards will be granted on October 15 together with the annual restricted equity grant cycle for all eligible employees. The performance-based restricted stock units will be granted at the same time as performance equity grants are made to all other executive officers, typically in January.

There is no arrangement or understanding between Mr. Jordan and any other person pursuant to which Mr. Jordan was selected as the Company’s Chief Financial Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Jordan has a direct or indirect material interest. There are no family relationships between Mr. Jordan and any of the directors or officers of the Company or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2025	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary